                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: June 8, 2000
                 (Date of earliest event reported: May 23, 2000)

                           ANTHEM RECORDING WEST, INC.
             (Exact name of registrant as specified in its charter)



                 California                                   001-15385                                 330835561
       (State or other jurisdiction of                (Commission File Number)              (IRS Employer Identification No.)
               incorporation)

        New Enterprise House, St Helens Street, Derby, England                   DE1 3GY
                (Address of Principal Executive Offices)                     (Zip Code)

                                 (877) 815-2955
              (Registrant's telephone number, including area code)


           11423 West San Bernardo Court, San Diego, California 92127
         (Former name or former address, if changed since last report)


         ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         On May 23, 2000, the Registrant completed the acquisition of all of the issued and outstanding shares of capital stock of Internet Investments Inc., a Bahamian corporation ("Internet Investments Inc."), and its subsidiary, uDate.com, Ltd. (formerly Icebreaker Personal Network Ltd.), an English corporation ("uDate.com, Ltd.") (the "Share Exchange Transaction"), pursuant to the Share Exchange Agreement (the "Agreement") dated as of May 5, 2000, by and among the Registrant, Internet Investments Inc., uDate.com, Ltd., Atlas Trust Company (Jersey) Limited ("Atlas"), a Jersey corporation, as trustee of the Internet Investments Inc. Employee Benefits and Shares Trust ("EBT"), Tavendish Enterprises Ltd. ("Tavendish"), a British Virgin Islands corporation, David John Shortland ("Mr. Shortland"), Paula Loraine Shortland ("Mrs. Shortland"), Ryley Hill Ltd. ("Ryley"), an English corporation, David John Shortland, Christine Elizabeth Catherall, Bruce Carless and Betty May Shortland (the "Shortland Trustees"), as trustees of the Shortland No. 1 Trust (the "Shortland Trust"), Melvyn Morris ("Mr. Morris") and Howard Thacker ("Mr. Thacker").

         On the effective date of the Share Exchange Transaction, the Company had 50,000,000 shares of Common Stock, $0.001 par value, authorized, 18,255,000 shares of which were issued and outstanding. Pursuant to the Agreement, the shareholders of Internet Investments Inc. and uDate.com, Ltd. exchanged all of their shares of capital stock of Internet Investments Inc. and uDate.com, Ltd. for an aggregate of 10,925,000 shares of the Registrant's Common Stock in the amounts set forth in the following chart:


RECIPIENT                          NUMBER OF COMPANY SHARES ISSUED   PERCENTAGE (1)
Atlas, as trustee of EBT                     10,711,831                 58.6789%
Tavendish                                        74,978                  0.4107%
Mr. Shortland                                    41,777                  0.2289%
Mrs. Shortland                                   13,930                  0.0763%
Ryley                                            68,554                  0.3755%
The Shortland Trustees as
trustees of the Shortland Trust                  13,930                  0.0763%
                                             ----------                 --------
TOTAL:                                       10,925,000                 59.8466%

         (1) Based on the percentage of the issued and outstanding shares of the Company's Common Stock held by such shareholder after the consummation of the Share Exchange Transaction.

         Therefore, Atlas, as trustee of EBT, the former sole shareholder of Internet Investments Inc., now holds a majority (58.6789%) of the issued and outstanding shares of Common Stock of the Registrant. The Registrant is now the parent company of Internet Investments Inc., which is the parent company of uDate.com, Ltd. Neither Internet Investments Inc. nor uDate.com, Ltd. are reporting companies under the Securities Exchange Act of 1934, as amended.

         In connection with the Share Exchange Transaction, the shareholders of Internet Investments Inc. and uDate.com, Ltd. were granted registration rights with respect to the shares of Common Stock of the Registrant that they received. The Registration Rights Agreement dated as of May 5, 2000 among the Registrant and the shareholders of Internet Investments Inc. and uDate.com, Ltd. is attached hereto as an exhibit to the Agreement and incorporated by reference herein.

         The Board of Directors and shareholders of Registrant have approved changing Registrant's name from "Anthem Recording West Inc." to "uDate.com, Inc." to more accurately describe the proposed business of the Registrant. The press release announcing the completion of the Share Exchange Transaction is attached hereto as Exhibit 99.1 and incorporated by reference herein.

         As part of the Share Exchange Transaction, the prior officers and directors of the Registrant resigned. Prior to such resignation, new directors were appointed to fill the existing vacancies on the Board of Directors of the Registrant pursuant to applicable law and the bylaws of the Registrant. New officers also were elected. The Registrant's current officers and directors are as follows:


NAME AND ADDRESS                                                      POSITION
Melvyn Morris, Redmire Gap, Intakes Lane, Turnditch, Derby, England   President, Chief Executive Officer,
                                                                      Chairman of the Board and Director
Howard Thacker, Mill Cottage, Mercaston, Derby, England               Secretary, Chief Financial Officer
                                                                      and Director
Geoff Shingles, CBE, Briarley Cottage, Pantings Lane, Highclere,
Berkshire, England                                                    Director
Ken Olisa, 18 Glamorgan Rd, Hampton Wick, Kingston upon Thames,
England                                                               Director















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

         ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         See Item 1 above for a description of the Share Exchange Transaction. Pursuant to the Agreement, the Registrant acquired all of the outstanding shares of capital stock of uDate.com, Ltd. and its parent company, Internet Investments Inc., and the former shareholders of Internet Investments Inc. and uDate.com, Ltd. acquired an aggregate of approximately 60% of the issued and outstanding shares of Common Stock of the Registrant.

         The Registrant intends to continue to use December 31 as its fiscal year end for reporting purposes.

         The Registrant was incorporated in California on January 4, 1999. The Registrant originally was organized to provide representation and other services to musical artists such as songwriters and performers. However, prior to the Share Exchange Transaction, the Registrant had minimal operations and earnings.

         Internet Investments Inc. was formed in the Bahamas in February 1998. Internet Investments Inc. owns over 98% of the capital stock of uDate.com, Ltd. The shares of uDate.com, Ltd. are the primary asset of Internet Investments Inc.

         uDate.com, Ltd. was formed in February 1998 in England as "Icebreaker Personal Network Ltd." The company operates a Web Site offering high quality Introduction, Matchmaking, Relationship and Dating Services to Internet users. Revenues are derived from two sources: (1) from the sale of membership subscriptions that allow a paying member to contact and communicate with other members using the Web Site's private email and messaging services; and (2) from the sale of advertising and promotional services to its membership base. As of May 23, 2000, the Web Site had 186,547 registered members. The business is established with monthly subscription revenues which have grown at the range of 25% per month during the first five months of the year 2000. During April 2000, 25,552 new members registered with the service, monthly revenues of $59,005 were generated, the Web Site delivered in excess of 30 million page views and received in excess of 600,000 unique site visits (USV's). More than 80% of registered members reside within North America and 85% of registered members are between the ages of 21 and 50.

         On March 23, 2000 uDate.com, Ltd. entered into an agreement to provide a co-branded personals and dating site with USAToday.com. The company has an on-going plan to further develop co-branded partnerships with major portals, ISPs and content sites.

         As of May 23, 2000, immediately prior to completing the Share Exchange Transaction, uDate.com, Ltd. had the following assets:

              - Ownership of the design, source code, object code, graphics, images and procedures for certain Web Site, database and back office applications that are components of the uDate.com Web Site located at http://www.udate.com.
              - Ownership of the design, source code, object code, graphics, images and procedures that enable targeting and delivery of advertising, promotional or sponsored links to uDate.com members.
              - 111 web domain names relevant to the dating, singles, matchmaking and relationship space. An industrial strength enterprise class web server farm consisting of 3 current specification 8-way Compaq 8500R proliant servers, 1 HP LPR server plus associated routers and networking equipment.
              - A 12 month lease for 2,700 sq. ft. (net) of modern office space at New Enterprise House, St Helens Street, Derby, England, DE1 3GY.
              -   Co-branding and marketing agreements with USAToday.com,
                  Mamma.com, Venture Direct, GoTo and 25 affiliates.
              -   12 month agreements with Concentric Networks for the
                  provision of co-location and ISP services.

         ITEM 5.  OTHER EVENTS.

         In connection with the Share Exchange Transaction, the Registrant issued and sold 1,000,000 Units at $7.50 per Unit to Innovative Finance Limited pursuant to the terms of a Subscription Agreement, dated as of May 2000, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein. Each Unit consists of one share of Common Stock and a one-half share purchase warrant. Each full warrant will entitle the holder to purchase one additional common voting share of the Registrant's Common Stock within two years after the effective date of the Share Exchange Transaction at a price of: (1) $7.50, if exercised on or before the first anniversary of the effective date of the Share Exchange Transaction; or (b) $10.00, if exercised after the first anniversary of the effective date of the Share Exchange Transaction. The Registrant also borrowed $1,050,000 from Innovative Finance Limited prior to the consummation of the Share Exchange Transaction. In connection with the sale of the Units, the debt owed to Innovative Finance Limited was converted into an additional 140,000 Units. The shares of the Registrant's Common Stock issued in connection with the Units, assuming that all of the warrants issued in connection with the Units are exercised, constitutes 8.2% of the issued and outstanding shares of the Registrant's Common Stock, after giving effect to the Share Exchange Transaction.

         Prior to the effective date of the Share Exchange Transaction, the Board of Directors of the Registrant amended the Bylaws to provide that the Board shall consist of between 4 to 7 directors, with the exact number to be set by the Board from time to time. The exact number of directors was set at 4 and new directors were appointed to fill vacancies (see Item 1).

         Prior to the effective date of the Share Exchange Transaction, the Board of Directors of the Registrant adopted a 2000 Stock Incentive Plan ("Plan"). The Plan provides for the issuance of up to 3,000,000 shares of the Common Stock of the Registrant. The Registrant intends to seek shareholder approval of the Plan at the next annual meeting of its shareholders. A copy of the 2000 Stock Incentive Plan, together with the form of option agreement, is attached hereto as Exhibit 10.2 and incorporated by reference herein. The 2000 Stock Incentive Plan was entitled "uDate.com, Inc. 2000 Stock Incentive Plan" in anticipation of the change in the Registrant's name.

         In connection with the Share Exchange Transaction, Registrant's Board appointed Melvyn Morris and Howard Thacker as officers of the company (See Item 1), and pursuant to the plan qranted them options to purchase 525,000 and 475,000 shares of Common Stock, respectively, each at an exercise price of $7.50 per share. Copies of their Stock Option Agreements are attached as Exhibits 10.3 and 10.4, respectively, and are incorporated by reference herein.

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

         ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) The financial statements required by Item 7(a) of this Form 8-K will be filed by Registrant amendment within 60 days after the date that this Form 8-K must be filed with the Securities and Exchange Commission.

         (b) The pro forma financial information required by Item 7(b) of this Form 8-K will be filed by Registrant amendment within 60 days after the date that this Form 8-K must be filed with the Securities and Exchange Commission.

         (c)  Exhibits.

         2.1 Share Exchange Agreement, dated as of May 23, 2000, by and among the Registrant, Internet Investments Inc., uDate.com, Ltd. and the selling shareholders named therein.

         10.1 Subscription Agreement dated as of May 2000 by and between the Registrant and Innovative Finance Limited.

         10.2 Registrant's 2000 Stock Incentive Plan and form of Stock Option Agreement.

         10.3 Melvyn Morris Stock Option Agreement dated as of May 10, 2000

         10.4 Howard Thacker Stock Option Agreement dated as of May 10, 2000

         99.1 Press Release announcing the completion of the Share Exchange Transaction.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   UDATE.COM, INC.



                                   By:   /s/ MELVYN MORRIS
                                        -----------------------------------
                                          Melvyn Morris
                                          President

Date:     June 8, 2000


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